UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  December 16, 2005

SKY PETROLEUM, INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

Suite 200 - 625 4th Ave. SW Calgary, Alberta, Canada T2P 0K2 (Address of Principal Executive Offices) (Zip Code)

(403) 265-3500
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sale of Equity Securities

On December 16, 2005, the Company issued a treasury order to issue 16,013,120 shares of unregistered common stock (the “Shares”) at a price of $1.00 per share from investors for aggregate gross proceeds of $16,013,120. Certain individuals served as placement agents for this offering and received payments equal to 10% of the funds raised by such placement agent. The Company believes that the offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemptions from registration provided by Regulation S and Rule 506 of Regulation D under the Securities Act. Substantially all of the offers and sales of the Shares were made outside of the United States to non-U.S. persons in off shore transaction in reliance upon the exception from registration available under Rule 903 of Regulation S of the Securities Act. Offers and sales were made exclusively to accredited investors (as such term is defined in Rule 501(a) of Regulation D) in the United States in offers and sales not involving a public offering. The private placement was conducted without general solicitation or advertising or directed selling efforts (as defined in Regulation S of the Securities Act). The subscribers were afforded an opportunity for effective access to the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, which contained the relevant information needed to make its investment decision, including the Company’s financial statements. The Company reasonably believed that the subscribers, immediately prior to offering the Shares, had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of their investment. The Shares are restricted securities as defined under Rule 144 of the Securities Act.

In connection with the private placement, the Company granted registration rights to each of the investors. The Company will use commercially reasonable efforts to prepare and file with SEC 60 days after the Closing Date, a registration statement (on Form S-3, SB-1, SB-2, S-1, or other appropriate registration statement form reasonably acceptable to the Company) under the Securities Act, but in no event later than February 15, 2006.

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Dated: December 20, 2005	By: /s/ Daniel Meyer
Daniel Meyer President